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                                                                   Exhibit 99(c)


                           TENDER FOR ALL OUTSTANDING
                SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
              (INCLUDING SERIES A CUMULATIVE CONVERTIBLE PREFERRED
                 STOCK REPRESENTED BY $3.00 DEPOSITARY SHARES)
                                IN EXCHANGE FOR
______% CONVERTIBLE SUBORDINATED QUARTERLY INCOME CAPITAL SECURITIES DUE 2024

                                      OF
                                AMR CORPORATION


To Registered Holders and Depository
         Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by AMR Corporation (the "Company") to exchange $1,000 principal amount of its __% Convertible Subordinated Quarterly Income Capital Securities due 2024 for every two (2) shares of its Series A Cumulative Convertible Preferred Stock (liquidation preference $500 per share) (the "Preferred Stock") (including Preferred Stock represented by certain $3.00 Depositary Shares, each of which represents 1/10 of a share of Preferred Stock), upon the terms and subject to the conditions set forth in the Company's Prospectus, dated _____ __, 1994, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

         Enclosed herewith are copies of the following documents:

         1.      Prospectus dated ______ __, 1994;

         2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

         3.      Notice of Guaranteed Delivery; and

         4. Letter which may be sent to your clients for whose account you hold Preferred Stock or Depositary Shares in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on _____ __, 1994, unless extended.

         The Offer is conditioned upon Preferred Stock with an aggregate liquidation preference of not less than $200 million being validly tendered and not withdrawn.

         First Chicago Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and the Letter of Transmittal may be addressed to the following addresses and telephone number:

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
       By Mail (registered or certified mail                  By Hand or Overnight Courier:
                   recommended):                         First Chicago Trust Company of New York
      First Chicago Trust Company of New York                      Tenders & Exchanges
                Tenders & Exchange                                   Suite 4680-AMR
          P.O. Box 2565, Mail Suite 4660                        14 Wall Street, 8th Floor
           Jersey City, NJ 07303-2565                              New York, NY 10005


                                  By Facsimile
                          (Eligible Institutions Only)
                        (201) 222-4720 or (201) 222-4721

                                Confirm Receipt
                                   of Notice
                             of Guaranteed Delivery
                                  by Telephone
                                 (201) 222-4707

         In addition, all questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus or the Letter of Transmittal, may be directed to D.F. King & Co., Inc., the Information Agent for the Exchange Offer, 77 Water Street, New York, New York 10005, telephone (800) 347-7869.

         The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Dealer Managers, the Information Agent and the Exchange Agent) in connection with the solicitation of tenders of Preferred Stock or Depositary Shares pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Preferred Stock or Depositary Shares to it, except as otherwise provided in Instruction 4 of the enclosed Letter of Transmittal.



                                              Very truly yours,



                                              AMR CORPORATION




NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF AMR CORPORATION OR FIRST CHICAGO TRUST COMPANY OF NEW YORK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.





                                       2
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                        INSTRUCTIONS WITH RESPECT TO THE
                           TENDER FOR ALL OUTSTANDING
                SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
           (INCLUDING SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                    REPRESENTED BY $3.00 DEPOSITARY SHARES)
                                IN EXCHANGE FOR
  __% CONVERTIBLE SUBORDINATED QUARTERLY INCOME CAPITAL SECURITIES DUE 2024

                                       OF
                                AMR CORPORATION

         The undersigned acknowledges receipt of your letter enclosing the Prospectus, dated _____ __, 1994, of the Company and a related Letter of Transmittal relating to the Exchange Offer. This will instruct you to tender the number of shares of Preferred Stock or Depositary Shares indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions of the Exchange Offer and confirm that you may make the representations contained in the Letter of Transmittal on behalf of the undersigned.

                         Preferred Stock to be Tendered

             Aggregate
         Number of Shares
    of Preferred Stock Held by                            Number of Shares of
        You for the Account                                  Preferred Stock
        of the Undersigned                                       Tendered*
    --------------------------                            -------------------

                        Depositary Shares to be Tendered


             Aggregate
            Number of
         Depositary Shares
              Held by
        You for the Account                         Number of Depositary Shares
        of the Undersigned                                     Tendered*
        ------------------                          ---------------------------



                                        ________________________________________
                                        Signature(s)


                                        ________________________________________
                                        Please print name


                                        ________________________________________
                                        Date





________________________

* Unless otherwise indicated, it will be assumed that all the undersigned's Preferred Stock or Depositary Shares are to be tendered.